                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     /X/    Preliminary Proxy Statement

     / /    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     / /    Definitive Proxy Statement

     / /    Definitive Additional Materials

     / /    Soliciting Material Under Rule 14a-12

                           TRICO MARINE SERVICES, INC.
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                (Name of Registrant as Specified in Its Charter)

                            NEWCASTLE PARTNERS, L.P.
                       NEWCASTLE CAPITAL MANAGEMENT, L.P.
                         NEWCASTLE CAPITAL GROUP, L.L.C.
                                 MARK E. SCHWARZ
                                 STEVEN J. PULLY
                                   EVAN STONE
                                  SHONEY KATZ
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/    No fee required.

     / /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)    Title of each class of securities to which transaction applies:

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     (2)    Aggregate number of securities to which transaction applies:

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     (3)    Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was  determined):

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     (4)    Proposed maximum aggregate value of transaction:

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     (5)    Total fee paid:

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     / /    Fee paid previously with preliminary materials:

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     / /    Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:

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     (2)    Form, Schedule or Registration Statement No.:

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     (3)    Filing Party:

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     (4)    Date Filed:

                     PRELIMINARY COPY SUBJECT TO COMPLETION
                                DATED MAY 1, 2007

                                 PROXY STATEMENT
                                       OF
                            NEWCASTLE PARTNERS, L.P.

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           TRICO MARINE SERVICES, INC.

          PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD

      This proxy  statement  (this  "Proxy  Statement")  and BLUE proxy card are being  furnished in  connection  with the  solicitation  of proxies by Newcastle
Partners,  L.P. ("Newcastle Partners") for use at the upcoming annual meeting of stockholders of Trico Marine Services,  Inc., a Delaware corporation ("Trico" or the  "Company"),  and at any  adjournments or  postponements  thereof (the "2007
Annual  Meeting").  The Company has provided notice that the 2007 Annual Meeting will be held on  Tuesday,  June 12, 2007 at Vinson & Elkins  L.L.P.,  First City
Tower, 1001 Fannin Street,  Conference Center 26C, Houston,  Texas, at 9:00 a.m.
local time. The record date for determining  stockholders  entitled to notice of and to vote at the 2007 Annual Meeting is April 20, 2007 (the "Record Date").

      The Company has  publicly  stated  that at the 2007  Annual  Meeting,  the
Company's  stockholders  will be asked to (i) elect three Class III directors to the  Company's  board of  directors  (the  "Board")  to hold  office  until  the
Company's 2010 annual meeting of  stockholders  and until their  successors have
been    elected    and    qualified,    (ii)   ratify   the    appointment    of
PricewaterhouseCoopers  LLP,  certified  public  accountants,  as the  Company's independent  registered  public  accounting  firm  for the  fiscal  year  ending
December 31, 2007, and (iii) consider other business properly brought before the
2007 Annual Meeting.

      Newcastle  Partners has nominated  three  individuals to be elected to the
Board: Steven J. Pully,  Shoney Katz and Evan Stone (the "Nominees").  Newcastle
Partners is soliciting proxies for the election of the Nominees to the Board and
Newcastle  Partners  intends to vote its shares of common  stock of the Company,
$.01 par value per share (the  "Shares"),  owned as of the  Record  Date for the election of the  Nominees.  If you sign and return the enclosed  BLUE proxy card but do not  specify  how to  vote,  we will  vote  your  Shares  in favor of the election of the Nominees.

      The  Company  has  publicly  stated  that as of the Record Date there were
14,818,599  Shares  outstanding and entitled to vote at the 2007 Annual Meeting.
Newcastle  Partners,  along with all of the  participants in this  solicitation, were the beneficial  owners of an aggregate of 36,100 Shares on the Record Date, and were the  beneficial  owners of an  aggregate  of 10,100  Shares on the date hereof.

      This Proxy  Statement and the BLUE proxy card are first being furnished to
Trico  stockholders on or about May __, 2007. As Nominees,  Messrs.  Pully, Katz and Stone are deemed to be  participants in this proxy  solicitation.  Newcastle
Capital  Management,  L.P.  ("Newcastle  Management"),  Newcastle Capital Group,
L.L.C.  ("Newcastle  Capital")  and  Mark  E.  Schwarz  are  also  participants.
Stockholders  of record  at the close of  business  on the  Record  Date will be entitled  to one vote at the 2007  Annual  Meeting for each Share held as of the
Record Date. The principal  executive offices of the Company are located at 3200
Southwest Freeway - Suite 2950, Houston, Texas 77027.

      THIS  SOLICITATION  IS BEING MADE BY NEWCASTLE  PARTNERS,  L.P. AND NOT ON
BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY.

      Newcastle  Partners is not aware of any proposals to be brought before the
2007 Annual Meeting other than the election of directors and the ratification of the appointment of the Company's independent public accountants. However, should other  proposals,  which  Newcastle  Partners is not aware of a reasonable  time before this solicitation, be brought before the 2007 Annual Meeting, the persons named as proxies in the  enclosed  BLUE proxy card will vote on such  matters in their discretion.

      NEWCASTLE  PARTNERS URGES YOU TO SIGN, DATE AND RETURN THE BLUE PROXY CARD
IN FAVOR OF THE ELECTION OF ITS NOMINEES DESCRIBED IN THIS PROXY STATEMENT.

      IF YOU HAVE ALREADY SENT A PROXY CARD  FURNISHED BY COMPANY  MANAGEMENT TO
THE  COMPANY,  YOU MAY REVOKE THAT PROXY AND VOTE FOR THE  ELECTION OF NEWCASTLE
PARTNERS'  NOMINEES BY SIGNING,  DATING AND  RETURNING  THE ENCLOSED  BLUE PROXY
CARD.  THE  LATEST  DATED  PROXY IS THE ONLY ONE THAT  COUNTS.  ANY PROXY MAY BE
REVOKED AT ANY TIME PRIOR TO THE 2007  ANNUAL  MEETING BY  DELIVERING  A WRITTEN
NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE 2007 ANNUAL  MEETING,  OR BY
VOTING IN PERSON AT THE 2007 ANNUAL MEETING.  ALTHOUGH A REVOCATION IS EFFECTIVE
IF  DELIVERED  TO THE  COMPANY,  NEWCASTLE  PARTNERS  REQUESTS  THAT  EITHER THE
ORIGINAL  OR  PHOTOSTATIC  COPIES OF ALL  REVOCATIONS  BE  MAILED  TO  NEWCASTLE
PARTNERS  IN CARE OF ________ AT THE ADDRESS SET FORTH ON THE BACK COVER OF THIS
PROXY STATEMENT.

                                    IMPORTANT

      YOUR VOTE IS  IMPORTANT,  NO MATTER  HOW MANY  SHARES  YOU OWN.  NEWCASTLE
PARTNERS  URGES YOU TO SIGN,  DATE AND RETURN THE ENCLOSED BLUE PROXY CARD TODAY
TO VOTE FOR THE ELECTION OF THE NOMINEES.

      The  Nominees  are  committed,  subject  to  their  fiduciary  duty to the
Company's stockholders, to giving all the Company's stockholders the opportunity to receive the maximum  value for their  Shares.  A vote FOR the  Nominees  will enable you - as the owners of the  Company - to send a message to the Board that you are committed to maximizing the value of your Shares.

      o  If your Shares are  registered  in your own name,  please sign and date the enclosed BLUE proxy card and return it to Newcastle  Partners,  c/o
         _________, in the enclosed envelope today.

      o  If your  Shares  are  held in a  brokerage  account  or  bank,  you are considered  the  beneficial  owner  of  the  Shares,  and  these  proxy materials, together with a BLUE voting form, are being forwarded to you by your broker or bank. As a beneficial  owner,  you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Shares on your behalf without your instructions.

      o  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for  instructions  on how to vote  electronically.  You may also vote by signing, dating and returning the enclosed voting form.

      Since only your latest  dated  proxy card will  count,  we urge you not to return  any proxy  card you  receive  from the  Company.  Even if you return the management  proxy card marked  "withhold"  as a protest  against  the  incumbent directors,  it will  revoke  any  proxy  card  you may have  previously  sent to
Newcastle Partners.  Remember,  you can vote for our three independent  nominees only on our BLUE proxy card.  So please make certain that the latest dated proxy card you return is the BLUE proxy card.

   PLEASE CALL ________ IF YOU NEED ASSISTANCE IN VOTING YOUR BLUE PROXY CARD.

                    [Contact Information of Proxy Solicitor]

                       PROPOSAL I - ELECTION OF DIRECTORS

      Trico's  Board is  comprised of three  classes.  The members of each class serve  three-year  staggered  terms with one class to be elected at each  annual meeting. The Board has nominated Edward C. Hutcheson, Jr., Myles W. Scoggins and
Per Staehr for re-election at the 2007 Annual Meeting to serve  three-year terms expiring at the annual  meeting in 2010.  Your vote to elect the  Nominees  will have the legal effect of replacing Messrs.  Hutcheson,  Scoggins and Staehr with our Nominees.  If elected, the Nominees will represent a minority of the members of the Board.

                 WHY YOU SHOULD VOTE FOR THE NEWCASTLE NOMINEES

      Newcastle  Partners  strongly  believes  that  Trico's  existing  business strategy is flawed and not in the best interests of the Company's  stockholders.
In Newcastle  Partners' view, the Company's strategy - as presented in its March
13, 2007 Form 8-K filing (the "March  Presentation") - places the Company in the position  of either  risking  significant  amounts of  stockholders'  capital or holding  large and growing  cash  balances  earning  meager  returns.  We do not believe this strategy is in the best interests of the Company's stockholders and that stockholders' interests will be best served if changes are made quickly.

      If elected, the Nominees plan to make the following recommendations to the
Board,  which  we  believe  are in the best  interests  of the  Company  and its stockholders:

      o  withdraw the proposed $400 million to $600 million newbuild program

      o  return the Company's  significant cash balances to stockholders through dividends and/or a substantial share repurchase

      o  retain an investment bank to explore strategic alternatives,  including a sale of parts or all of the business

      o  terminate the recently adopted "poison pill" rights plan

      The election of the Nominees  represents  the best means to achieve  these goals, which Newcastle Partners believes will both provide significantly greater certainty for stockholders and maximize the value of the Company.

             WE BELIEVE THE COMPANY'S STRATEGY IS FLAWED AND ENTAILS
                                SUBSTANTIAL RISKS

 THE COMPANY PROPOSES SIGNIFICANT CAPITAL SPENDING IN A HIGHLY UNCERTAIN MARKET

      Trico is  proposing  to invest $400  million to $600 million over the next three to five years to build new vessels or buy existing vessel fleets (see page
6 of the March Presentation).  Yet in the same March Presentation (see page 4 of the March  Presentation),  management  illustrates  how new vessel  construction costs have  increased by 38% to 63% in the last two years and vessel  deliveries for new orders  placed  would not occur  until 2009,  2010 or later.  Management further  states that the market  environment  for the offshore  vessel market is uncertain  through  2007 and 2008 given the large  amount of industry new vessel construction (see page 3 of the March Presentation). Newcastle Partners believes that the  uncertainty  is even  higher  for  2009,  2010 and  beyond  as  future conditions  become  more  unpredictable  over  time.  Given  the  heated  market environment for offshore  vessel  construction  and uncertainty  surrounding the market for vessel  operators,  in our  opinion,  now is not the time to launch a large new vessel construction program. The Company would be risking $400 million to $600  million of  capital  for a highly  uncertain  return in  pursuing  this strategy.  Moreover,  the Company  concedes in the March  Presentation  that any return will take at least two to four years to begin to materialize.

WE BELIEVE THE OPPORTUNITY TO BUILD NEW VESSELS HAS PASSED THE COMPANY BY IN THE
CURRENT CYCLE

      It is true that most other  companies  in Trico's  industry are engaged in large new vessel building  programs.  However,  many of these  competitors began these newbuild programs some time ago. As shown on page 8 of the Company's March
Presentation,  every sizable public competitor has previously committed to a new development  program vastly greater than Trico's $60 million  commitment for new vessels to date (excluding management's proposed $400 million to $600 million in new spending).  As an example,  Tidewater,  a leading competitor with one of the industry's older fleets, is five years into its fleet renewal program. According to its latest earnings conference call on April 26, 2007,  Tidewater has already
spent   approximately   $2  billion  on  a  newbuild  program  and  has  another
approximately  $700 million in vessels  presently under  construction.  The vast majority of these  vessels  were  purchased at times when  building  prices were significantly lower and construction times were shorter. Trico's management,  on the other hand, failed to take significant  re-fleeting  actions in the last few years, and as a result the Company's newbuild plan is behind its competitors. By choosing to invest in new  construction  now, we believe Trico positions  itself uncompetitively  -  paying  substantially  more  and  waiting  longer  than  its competitors for its new fleet. For these reasons,  Newcastle  Partners  believes that now is the wrong  time to play  "catch  up" and  commit  large  amounts  of capital to new vessels.

WE BELIEVE THERE IS LIMITED OPPORTUNITY TO BUY NEW FLEETS

      Management  also suggests in the March  Presentation  that it will look to buy fleets of vessels as part of the investment program. However, management has indicated to Newcastle Partners that there are no material fleets for sale today and that fleet  sales have been rare.  It is not clear why  management  believes this will  change.  Competitors  have also stated an interest in buying  fleets.
Thus, if a fleet does become available, Trico is left in a position of having to outbid  its  larger,  better  capitalized  competitors,  who  may  have  greater synergies or lower funding costs than Trico due to their larger scale.

WE BELIEVE THE COMPANY'S STRATEGY SPREADS THE COMPANY TOO THINLY

      Trico is currently a small- to mid-sized competitor, significantly smaller than operators such as Tidewater,  SEACOR  Holdings and Bourbon S.A. and similar in size to competitors such as Hornbeck Offshore and Gulfmark Offshore (see page
10 of March  Presentation).  The  largest  competitors  operate  vessels in most regions of the world, but still do not operate in every major market.  Tidewater for example,  does not operate vessels in the North Sea. In Newcastle  Partners'
view, smaller- to mid-sized  competitors in particular tend to focus in specific geographies;  that  way  they  can  create  sufficient  local  scale  to be more competitive.  For example,  Hornbeck Offshore  primarily operates in the Gulf of

Mexico  and  Gulfmark  Offshore  focuses  in the North Sea and  Southeast  Asia.
Historically,  Trico had  focused its  operations  in the Gulf of Mexico and the
North Sea and established  significant  local geographic scale in these markets.
Yet Trico now  identifies  six core  markets  as part of its  growth  investment strategy (see page 9 of March  Presentation).  Newcastle  Partners believes that the Board and management are applying an approach to growth that will spread the
Company's  operations  too thinly  around the globe.  For example,  in the March
Presentation,  Trico  proposes  a range of twelve to  twenty-two  vessels in its newbuild  program,  representing one to four new vessels in each of its six core markets.  In Newcastle  Partner's  view,  this unfocused  approach  threatens to position  Trico as a small or marginal  local  player in many of these key local markets, a highly problematic competitive position.

 THE RIGHT COURSE IS FOR THE COMPANY TO RETURN ITS SUBSTANTIAL CASH RESERVE TO
               ITS STOCKHOLDERS AND EXPLORE STRATEGIC ALTERNATIVES

THE COMPANY SHOULD RETURN EXCESS CASH FLOW

      As discussed in the March  Presentation,  Trico is now in a position where any major  investment in the business  through new vessel  construction or fleet acquisition  is  simply  not  feasible  in  the  foreseeable  near-term.  In the meantime,  management is hoarding cash on the balance sheet,  and the Company is producing strong free cash flow.  Without meaningful  investment  opportunities, these cash  balances  should  only grow over the next  couple  years.  We do not believe it is appropriate  for the Company to hoard this cash with the hope that conditions for investment  will improve,  particularly  under the oversight of a
Board and management  team that appears eager to invest at a very risky time. In our view,  stockholders would be far better served to have this cash balance and cash flow paid out through dividends or significant share repurchases,  which we believe would  provide  stockholders  with a clear and tangible  return on their
investment.   Newcastle  believes  that  this  certainty  compares  particularly favorably  relative to the risky and uncertain  approach presented by management in the March Presentation.

THE COMPANY  SHOULD ALSO  EXPLORE  STRATEGIC  ALTERNATIVES,  PARTICULARLY  IN AN
ENVIRONMENT WHERE THERE MAY BE SUBSTANTIAL INTEREST IN TRICO'S ASSETS

      Newcastle  Partners also  believes  that a sensible and prudent  course of action for Trico - and an additional source of returns for stockholders relative to management's  approach - is for Trico to consider the sale of parts or all of its business.  Newcastle  Partners  believes that Trico management has not fully explored the strategic  alternatives  available for the business.  Yet Trico has valuable assets that could draw significant interest from financial or strategic buyers. For example,  Trico's vessels in the Gulf of Mexico have a leading share in the  shallow  water  segment  of  the  market.  These  vessels  also  produce significant amounts of cash flow in the current environment and will continue to do so at least in the near-term future. While the Gulf assets are old, Trico has invested a  significant  amount to refurbish  these  vessels and can continue to make  reasonable  investments in its existing fleet to keep it  operational.  In addition,  in the North Sea,  Trico has a leading  presence and a younger fleet.
This segment also produces  significant cash flow and could be a strategic fleet to a number of potential  buyers.  In fact,  Kistefos AS, a major stockholder of
Trico,  suggested in the Company's  March 1, 2007 earnings call that offers have recently  been made for  Trico's  North Sea  fleet.  While  Trico's  Africa  and
Southeast  Asia fleets are  smaller,  Trico's  assets in these areas can also be valuable to an acquirer. Newcastle Partners believes that an acquirer would view
Trico's relationship with China Oilfield Services Limited through its investment in Eastern Marine  Services  Limited as an attractive  asset.  It is our opinion that  Trico  management  should  seriously  explore a sale of all or part of the business or any other  strategic  alternatives  that would maximize  stockholder value. If elected,  Newcastle  Partners' Nominees will lobby the Board to retain an investment bank to assist in this effort.

STRATEGIC ALTERNATIVES MAKE PARTICULAR SENSE IN LIGHT OF THE INHERENT CHALLENGES
FACING THE COMPANY

      Exploring  strategic  alternatives  also  makes  particular  sense for the
Company since it has significant  structural  disadvantages relative to a number of its competitors,  as highlighted above.  Trico's fleet is among the oldest in its industry,  with limited near-term  prospects to upgrade it. Trico's fleet is also small and spread  thinly  relative to its major  competitors.  In Newcastle
Partners'  analysis,  a number of Trico's competitors have lower cost structures and cheaper access to capital.  While Newcastle Partners certainly desires to be a long-term holder of the  Company's  shares if a prudent,  stockholder-friendly strategy is adopted,  Newcastle  Partners cannot help but question whether Trico more  appropriately  belongs as part of a larger company where its assets can be effectively  employed  as part of an  operation  with  significant  scale  and a meaningful  portion of its existing costs - including public company costs - can be eliminated.

TAX ISSUES CAN BE OVERCOME

      Trico  management  has  indicated  that tax  issues may  preclude  selling specific assets. However,  Newcastle Partners believes that these tax issues can be overcome and that there are ways to sell the assets on a tax efficient basis.
For example,  Newcastle Partners believes that selling the Gulf of Mexico assets first can resolve many of the tax issues raised by the Company.  We believe that this sale would not produce significant tax issues and would provide the Company with  flexibility  to sell  remaining  assets  in a more tax  efficient  manner.
Alternatively, if an acquirer was interested in buying the whole Trico business, many tax issues could be avoided.

       WE BELIEVE THE COMPANY'S ADOPTION OF THE "POISON PILL" RIGHTS PLAN
          IN THE FACE OF OUR ELECTION CONTEST UNDERSCORES THE NEED FOR
      TRULY INDEPENDENT DIRECTORS COMMITTED TO MAXIMIZING STOCKHOLDER VALUE

      Shortly after Newcastle  Partners  announced its intent to run a competing slate of directors  at the 2007 Annual  Meeting,  the Company  adopted a "poison pill" rights plan.  The Company  contends the "poison pill" was adopted in order to "ensure that all of the Company's  stockholders  receive fair value for their investment  in the  event a  stockholder  or group of  stockholders  attempt  to acquire a  substantial  interest  in the  Company's  common  stock or attempt an unsolicited takeover of the Company."  In Newcastle Partners' view, however, the adoption of the "poison pill" was intended to entrench  existing  management and the Board and give them  additional  flexibility to pursue the Company's  flawed and uncertain  strategy.  Newcastle Partners believes that the Company's "poison pill"  will serve to inhibit - or at a minimum  delay - a key  alternative  that
Newcastle  Partners  strongly  believes  would  be in the best  interest  of the
Company  and  its  stockholders  -  namely,  a sale of all or a  portion  of the
Company.  We believe the  stockholders  are entitled to decide for themselves on what is a fair  price for  their  holdings.  However,  as a  consequence  of the
"poison pill", potential bidders for the Company's stock are forced to negotiate with management,  and are effectively precluded from taking their offer directly to the stockholders.  Newcastle  Partners believes the "poison pill" needs to be soundly  rejected  by  stockholders  when it  comes up for  ratification  at the
Company's 2008 Annual Meeting.  If elected,  Newcastle  Partners'  Nominees will lobby the Board to withdraw  its support  for the "poison  pill"  and/or seek to redeem it at the earliest possible time.

   NEWCASTLE PARTNERS' NOMINEES - WHO HAVE NO AFFILIATION WITH THE TRICO BOARD
   OR MANAGEMENT - ARE FOCUSED ON MAXIMIZING VALUE FOR STOCKHOLDERS THROUGH A
                      COMPREHENSIVE REVIEW OF ALTERNATIVES

      Newcastle  Partners  believes  that the value of the  Company  will not be maximized by  management  or the Board under the proposed  strategy in the March
Presentation.  To the contrary,  Newcastle Partners believes that management and the Board may be  imperiling  the value of the  Company in a panicked  effort to
"catch up" with larger  competitors.  We believe this effort entails substantial risks and  uncertainty.  Newcastle  Partners is  realistic  in  recognizing  the strengths and weaknesses of the Company's current position,  and is committed to giving the Company's  stockholders an opportunity to receive the maximum present value for their Shares through prudent actions. In addition to recommending that substantial  cash be returned to  stockholders  and  strategic  alternatives  be pursued among other measures,  Newcastle  Partners' Nominees will also recommend that the  Board  conduct a  comprehensive  review of all  available  options  to increase stockholder value.

      Importantly, Newcastle Partners' Nominees have no affiliation with Trico's
Board or the management team responsible for the existing  strategy.  We believe this lack of affiliation will allow Newcastle  Partners'  Nominees to assess the strategic  and  capital  structure  options  available  to Trico  without a bias towards  keeping the Company  independent  or  preserving  the current  roles of management and the Board.  Further,  Newcastle Partners is in a position to gain only if the long-term value of Trico stock is  maximized.  Therefore,  Newcastle
Partners'  perspective is directly aligned with other long-term  stockholders of the Company.

      If  elected,  Newcastle  Partners'  Nominees  will not  have the  power by themselves to cause the Board to act in any particular way. However,  subject to their fiduciary  duties to the Company and  stockholders  under  applicable law,
Newcastle Partners' Nominees will attempt to influence their fellow directors to act in a manner that we believe is in the best  interests  of all  stockholders.
There  can be no  assurance  that the  actions  our  Nominees  intend to take as described herein will be implemented if they are elected or that the election of
our  Nominees  will  improve  the  Company's   business  or  otherwise   enhance
stockholder  value.  There can be no  assurance  that the  present  value of the
Shares will be maximized as a result of this solicitation or the election of the
Nominees.

THE NOMINEES

THE  FOLLOWING  INFORMATION  SETS  FORTH THE  NAME,  BUSINESS  ADDRESS,  PRESENT
PRINCIPAL  OCCUPATION,  AND  EMPLOYMENT  AND  MATERIAL  OCCUPATIONS,  POSITIONS,
OFFICES,  OR  EMPLOYMENTS  FOR  THE  PAST  FIVE  YEARS  OF  THE  NOMINEES.  THIS
INFORMATION HAS BEEN FURNISHED TO NEWCASTLE  PARTNERS BY THE NOMINEES.  WHERE NO
DATE IS GIVEN FOR THE  COMMENCEMENT  OF THE INDICATED  OFFICE OR POSITION,  SUCH
OFFICE OR POSITION  WAS  ASSUMED  PRIOR TO JANUARY 1, 2002.  EACH PERSON  LISTED
BELOW IS A CITIZEN OF THE UNITED STATES OF AMERICA.

STEVEN J.  PULLY  (AGE 47) has  served as the  President  of  Newcastle  Capital
Management,   L.P.,  the  general  partner  of  Newcastle  Partners,  a  private investment  partnership,  since 2003 and has been with Newcastle  Partners since
2001.  Mr.  Pully has served as Chief  Executive  Officer  and a director of New
Century Equity Holdings Corp., a company pursuing strategic acquisitions,  since
2004.  From  2003  to  2004,  he also  served  as  Chief  Executive  Officer  of privately-held  Pinnacle  Frames and  Accents,  Inc., a domestic  picture  frame manufacturer.  Prior to joining Newcastle Capital Management, from 2000 to 2001,
Mr.  Pully  served  as a  managing  director  in the  mergers  and  acquisitions department  and natural  resources  investment  banking group of Banc of America
Securities,  Inc. and from 1997 to 2000 he was a member of the natural resources investment  banking  group of Bear  Stearns  where he  became a senior  managing director in 1999.  Mr. Pully is a director of Pizza Inn,  Inc., a franchisor and operator of pizza restaurants, Pinnacle Frames and Accents, Inc. and Fox & Hound
Restaurant Group, a privately held national chain of entertainment  restaurants.
Mr. Pully is a CPA, a CFA and a member of the Texas Bar.  The principal business address and daytime phone number of Mr. Pully is 200 Crescent Court, Suite 1400,
Dallas,  Texas 75201,  (214) 661-7474.  As of the date hereof, Mr. Pully did not beneficially  own  any  securities  of  the  Company  and  disclaims  beneficial ownership of any Shares held by Newcastle Partners.  Mr. Pully has not purchased or sold any securities of the Company during the past two years.

SHONEY  KATZ  (AGE 32) has  served  as a Vice  President  of  Newcastle  Capital
Management,  L.P., the general  partner of Newcastle  Partners,  since May 2006.
Prior to joining  Newcastle  Management,  from 2003 to 2006, he served as a Vice
President and analyst for The Carlyle Group's turnaround private equity fund and its successor,  Ewing Capital Management.  From 1999 to 2001, Mr. Katz worked as an associate at AEA Investors,  a private equity firm. He previously served as a management consultant with Bain & Company from 1996 to 1999. Mr. Katz received a
BA and BS from Rice  University  and an MBA from Harvard  Business  School.  The principal  business address and daytime phone number of Mr. Katz is 200 Crescent
Court, Suite 1400, Dallas,  Texas 75201, (214) 661-7474.  As of the date hereof,
Mr.  Katz  beneficially  owns 100  Shares of the  Company.  Mr.  Katz  disclaims beneficial  ownership of any Shares held by Newcastle Partners.  For information regarding  purchases  and  sales  during  the  past  two  years  by Mr.  Katz of securities of the Company, see Schedule I.

EVAN STONE (AGE 35) is Vice President and General  Counsel of Newcastle  Capital
Management,  L.P., the general partner of Newcastle Partners, which he joined in
May 2006. Prior to joining Newcastle Management, from 2003 to 2006 and from 1997 to 1999 he  served  as a  mergers  and  acquisitions  attorney  at the law  firm
Skadden,  Arps, Slate, Meagher & Flom LLP in New York. In 2002, Mr. Stone served as Vice President, Corporate Development at Borland Software Inc., a development software  company,  and  from  2000 to  2001,  Mr.  Stone  was a  member  of the investment  banking  department of Merrill  Lynch & Co. Mr. Stone  received a BA from Harvard  College and a JD and MBA from the  University  of Texas at Austin.
The  principal  business  address and daytime  phone  number of Mr. Stone is 200
Crescent Court, Suite 1400, Dallas, Texas 75201, (214) 661-7474.  As of the date hereof,  Mr. Stone did not  beneficially  own any  securities of the Company and disclaims  beneficial  ownership of any Shares held by Newcastle  Partners.  Mr.
Stone has not purchased or sold any  securities  of the Company  during the past two years.

      The Nominees will not receive any compensation from Newcastle Partners for their  services as  directors of the Company  except that the  Nominees  receive
compensation   for  services   that  they  perform  as  employees  of  Newcastle
Management.   Other  than  as  stated  herein,  there  are  no  arrangements  or understandings  between Newcastle  Partners and any of the Nominees or any other person or persons  pursuant to which the  nomination  described  herein is to be made,  other than the consent by each of the  Nominees to be named in this Proxy
Statement  and to serve as a director  of the  Company if elected as such at the
2007 Annual Meeting.

      According to the Company's public filings, if elected as a director,  each
Nominee, as a non-employee director,  will receive for the Company's 2007 fiscal year an annual cash retainer of $65,000,  will have the opportunity to enroll in the Company's health insurance  program at the same cost as for employees of the
Company and will receive  reimbursement  for reasonable  out-of-pocket  expenses incurred in attending Board and committee meetings.

      Newcastle  Partners  does not expect that the  Nominees  will be unable to stand for  election,  but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed BLUE proxy card will be voted for substitute nominees, to the extent this is not prohibited under the Company's  Bylaws or applicable law. In addition,  Newcastle  Partners reserves  the right to  nominate  substitute  persons  if the  Company  makes or announces  any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees,  to the extent this is not prohibited  under the Company's Bylaws or applicable law.
In any such case,  Shares  represented  by the enclosed  BLUE proxy card will be voted for such substitute nominees.  Notwithstanding Newcastle Partners' ability to vote proxies for substitute  nominees,  the enclosed BLUE proxy card can only be voted for up to three  directors  being  elected at the 2007 Annual  Meeting.
Newcastle  Partners  reserves  the right to nominate  additional  persons if the
Company  increases  the size of the Board above its  existing  size.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of  Newcastle  Partners  that any  attempt to increase  the size of the current Board or to otherwise  reconstitute  or reconfigure the classes on which the  current  directors  serve,  constitutes  an  unlawful  manipulation  of the
Company's corporate machinery.

YOU ARE URGED TO VOTE FOR THE  ELECTION  OF THE  NOMINEES ON THE  ENCLOSED  BLUE
PROXY CARD.

                                       10

                  PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

      Newcastle Partners has no objection to the ratification of the appointment of PricewaterhouseCoopers, LLP as independent public accountants for the Company for fiscal 2007.  Please see the Company's  proxy statement for a description of this proposal.

                           VOTING AND PROXY PROCEDURES

      Only  stockholders of record on the Record Date will be entitled to notice of and to vote at the 2007 Annual  Meeting.  Each Share is entitled to one vote.
Stockholders  who sell Shares  before the Record Date (or acquire  them  without voting rights after the Record Date) may not vote such Shares.  Stockholders  of record on the Record Date will retain their voting rights in connection with the
2007 Annual  Meeting even if they sell such Shares after the Record Date.  Based on publicly  available  information,  Newcastle  Partners believes that the only outstanding  class of  securities  of the  Company  entitled to vote at the 2007
Annual Meeting is the Shares.

      Shares  represented by properly executed BLUE proxy cards will be voted at the 2007 Annual Meeting as marked and, in the absence of specific  instructions, will be voted  FOR the  election  of the  Nominees  to  Trico's  Board,  FOR the proposal to ratify the appointment of PricewaterhouseCoopers  LLP as independent public  accountants of the Company for fiscal 2007, and in the discretion of the persons  named as proxies on all other  matters as may properly  come before the
2007 Annual Meeting.

      We are asking you to elect our  Nominees in  opposition  to the  incumbent nominees whose terms expire at the 2007 Annual Meeting.  The enclosed BLUE proxy card may only be voted for our  Nominees  and does not confer  voting power with respect  to the  remaining  directorships.  Accordingly,  you  will not have the opportunity  to vote for any of the  Company's  nominees on the BLUE proxy card.
You can only vote for the  Company's  nominees by signing and  returning a proxy card provided by the Company.  Stockholders  should refer to the Company's proxy statement  for the  names,  backgrounds,  qualifications  and other  information concerning the Company's nominees.  The participants in this solicitation intend to vote all of their  Shares held as of the Record Date in favor of the Nominees and will not vote their Shares in favor of any of the Company's nominees.

QUORUM

      In order to conduct any business at the 2007 Annual Meeting, a quorum must be present in person or  represented by valid  proxies.  A quorum  consists of a majority  of the Shares  issued and  outstanding  entitled to vote on the Record
Date. All Shares that are voted "FOR",  "AGAINST" or "ABSTAIN" (or "WITHHOLD" in the case of election  of  directors)  on any matter  will count for  purposes of establishing a quorum and will be treated as Shares entitled to vote at the 2007
Annual Meeting.

                                       11

DISCRETIONARY VOTING

      Shares  held in  "street  name" and held of record  by banks,  brokers  or nominees  may not be  voted  by such  banks,  brokers  or  nominees  unless  the beneficial owners of such Shares provide them with instructions on how to vote.

VOTES REQUIRED FOR APPROVAL

      ELECTION OF DIRECTORS.  The election of directors requires the affirmative vote of a majority of the Shares  present in person or  represented by proxy and entitled to vote at the 2007 Annual  Meeting.  Votes  withheld  from a nominee's election,  as well as  abstentions  with respect to a nominee's  election,  will effectively count as a vote "against" such nominee's election.

      RATIFICATION  OF  APPOINTMENT  OF  AUDITORS.  The  affirmative  vote  of a majority of the Shares present in person or represented by proxy and entitled to vote at the 2007 Annual  Meeting is  required to approve the  proposal to ratify the  appointment  of  Pricewaterhouse  Coopers LLP as the Company's  independent registered  public accounting firm for the fiscal year ending December 31, 2007.
Abstentions will effectively count as a vote "against" this proposal.

REVOCATION OF PROXIES

      Stockholders  of the Company may revoke their proxies at any time prior to exercise by  attending  the 2007 Annual  Meeting and voting in person  (although attendance  at the 2007  Annual  Meeting  will not in and of  itself  constitute revocation  of a proxy) or by  delivering a written  notice of  revocation.  The delivery  of a  subsequently  dated  proxy  which  is  properly  completed  will constitute a revocation of any earlier  proxy.  The  revocation may be delivered either to Newcastle Partners in care of _______________ at the address set forth on the back cover of this Proxy Statement or to Trico Marine  Services,  Inc. at
3200 Southwest Freeway - Suite 2950,  Houston,  Texas 77027 or any other address provided by the Company.  Although a revocation is effective if delivered to the
Company,  Newcastle  Partners  requests that either the original or  photostatic
copies  of  all  revocations  be  mailed  to  Newcastle   Partners  in  care  of
_______________  at the  address  set  forth  on the back  cover  of this  Proxy
Statement so that Newcastle  Partners will be aware of all  revocations  and can more  accurately  determine  if and when  proxies  have been  received  from the holders of record on the Record  Date of a majority of the  outstanding  Shares.
Additionally,  _______________ may use this information to contact  stockholders who have revoked  their  proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE TRICO BOARD,  PLEASE
SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE  POSTAGE-PAID
ENVELOPE PROVIDED.

                             SOLICITATION OF PROXIES

      The solicitation of proxies pursuant to this Proxy Statement is being made by Newcastle Partners.  Proxies may be solicited by mail, facsimile,  telephone, telegraph, internet, in person and by advertisements.

                                       12

      Newcastle Partners has entered into an agreement with  _______________ for solicitation  and advisory  services in connection with this  solicitation,  for which  _______________  will receive a fee not to exceed  $_____,  together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain  liabilities and expenses,  including certain  liabilities under
the  federal  securities  laws.   _______________   will  solicit  proxies  from
individuals,  brokers,  banks,  bank nominees and other  institutional  holders.
Newcastle  Partners has requested banks,  brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares  they hold of record.  Newcastle  Partners  will  reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated  that __________ will employ  approximately __ persons to solicit
Trico's stockholders for the 2007 Annual Meeting.

      The entire  expense of  soliciting  proxies  is being  borne by  Newcastle
Partners.  Costs of this  solicitation of proxies are currently  estimated to be approximately  $__________.  Newcastle  Partners estimates that through the date hereof,  their expenses in connection with this  solicitation are  approximately
$__________.  Newcastle  Partners intends to seek reimbursement from the Company of all  expenses  it incurs in  connection  with  this  solicitation.  Newcastle
Partners does not intend to submit the question of such  reimbursement to a vote of security holders of the Company.

                    ADDITIONAL INFORMATION ABOUT PARTICIPANTS

      Mark E.  Schwarz is  Chairman  and Chief  Executive  Officer of  Newcastle
Management,  a Texas limited  partnership,  and the Managing Member of Newcastle
Capital, a Texas limited liability company.  Newcastle Management is the general partner of Newcastle  Partners and Newcastle  Capital is the general  partner of
Newcastle Management. The principal business of Mr. Schwarz, Newcastle Partners,
Newcastle  Management  and Newcastle  Capital is investing in the  securities of public  companies.  The principal  business  address of Mr.  Schwarz,  Newcastle
Partners,  Newcastle  Management  and Newcastle  Capital is 200 Crescent  Court,
Suite 1400,  Dallas,  Texas  75201.  On the Record Date and on the date  hereof,
Newcastle   Partners   beneficially  owned  36,100  Shares  and  10,100  Shares,
respectively.  Mr. Schwarz,  Newcastle  Management and Newcastle  Capital may be
deemed to beneficially own the Shares owned by Newcastle Partners.  Mr. Schwarz,
Newcastle Management and Newcastle Capital do not beneficially own any Shares on the date hereof,  except by virtue of their affiliation with Newcastle Partners.
For  information  regarding  purchases  and sales of  securities  of the Company during the past two years by Newcastle Partners, see Schedule I.

      Except as set  forth in this  Proxy  Statement  (including  the  Schedules hereto),  (i) during the past 10 years, no participant in this  solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors);  (ii) no participant in this solicitation  directly or indirectly beneficially  owns  any  securities  of  Trico;  (iii)  no  participant  in this solicitation  owns any  securities  of Trico  which are owned of record  but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of Trico during the past two years; (v) no part of the purchase price or market  value of the  securities  of Trico owned by any  participant  in this solicitation  is  represented  by funds  borrowed or otherwise  obtained for the purpose of acquiring or holding such  securities;  (vi) no  participant  in this solicitation  is,  or  within  the  past  year  was,  a party  to any  contract, arrangements or understandings with any person with respect to any securities of

                                       13

Trico,   including,   but  not  limited  to,  joint  ventures,  loan  or  option arrangements,  puts or calls,  guarantees  against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly,  any securities of Trico; (viii) no participant in this solicitation owns  beneficially,  directly or  indirectly,  any  securities  of any parent or subsidiary of Trico;  (ix) no participant in this solicitation or any of his/its associates was a party to any  transaction,  or series of similar  transactions, since the  beginning of Trico's last fiscal year, or is a party to any currently proposed transaction,  or series of similar transactions,  to which Trico or any of its  subsidiaries  was or is to be a party,  in  which  the  amount  involved exceeds  $120,000;  (x) no  participant in this  solicitation  or any of his/its associates has any arrangement or understanding  with any person with respect to any future employment by Trico or its affiliates,  or with respect to any future transactions to which Trico or any of its affiliates will or may be a party; and
(xi) no person, including the participants in this solicitation,  who is a party to an arrangement or  understanding  pursuant to which the Nominees are proposed to be elected  has a  substantial  interest,  direct or  indirect,  by  security holdings or otherwise  in any matter to be acted on at the 2007 Annual  Meeting.
There are no material  proceedings to which any Nominee or any of his associates is a party adverse to the Company or any of its  subsidiaries  or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the  Nominees,  none  of the  events  enumerated  in  Item  401(f)(1)-(6)  of
Regulation  S-K of the  Securities  Exchange Act of 1934,  as amended,  occurred during the past five years.

                    OTHER MATTERS AND ADDITIONAL INFORMATION

OTHER MATTERS

      Newcastle Partners is unaware of any other matters to be considered at the
2007 Annual Meeting.  However, should other matters, which Newcastle Partners is not aware of a reasonable time before this  solicitation,  be brought before the
2007 Annual  Meeting,  the persons  named as proxies on the enclosed  BLUE proxy card will vote on such matters in their discretion.

STOCKHOLDER NOMINATIONS AND PROPOSALS

      If a stockholder of the Company wants to nominate  candidates for election as director at the 2008 annual  meeting,  he must submit  written  notice of his director  nomination(s) to the Company's  Corporate  Secretary at 3200 Southwest
Freeway,  Houston  Texas  77027.  The notice must be  delivered to or mailed and received  by the  Company's  Corporate  Secretary  by March 31,  2008,  and must otherwise comply with the notice procedures and other  requirements of the SEC's rules governing stockholder proposals.

      If a  stockholder wants the Company to include a proposal in the Company's proxy  statement and form of proxy for the 2008 annual  meeting,  he must submit written  notice  of his  proposal  to the  Company's  Corporate  Secretary.  The stockholder's  notice  must  be  delivered  to or  mailed  and  received  by the
Company's Corporate Secretary no later than December 31, 2007 and must otherwise comply  with the  notice  procedures  and  other  requirements  set forth in the
Company's  Bylaws.  The Company will include in its proxy  statement and form of proxy only proposals meeting the requirements of applicable SEC rules.

                                       14

      If a  stockholder  wants to present a proposal at the 2008 annual  meeting but does not wish to have it included in the Company's  proxy statement and form of proxy,  he must submit written notice to the Company's  Corporate  Secretary.
The  stockholder's  notice must be  delivered  to or mailed and  received by the
Company's  Corporate  Secretary no later than March 31, 2008 and must  otherwise comply with the notice and other requirements set forth in the Company's Bylaws.

      The  information  set forth above  regarding the procedures for submitting stockholder  nominations and proposals for  consideration  at the Company's 2008 annual  meeting  is  based  on  information  contained  in the  Company's  proxy statement.  The incorporation of this information in this Proxy Statement should not be construed as an admission by us that such procedures are legal,  valid or binding.

INCORPORATION BY REFERENCE

      NEWCASTLE   PARTNERS  HAS  OMITTED  FROM  THIS  PROXY  STATEMENT   CERTAIN
DISCLOSURE  REQUIRED BY APPLICABLE LAW THAT IS ALREADY INCLUDED IN THE COMPANY'S
PROXY  STATEMENT.  THIS DISCLOSURE  INCLUDES,  AMONG OTHER THINGS,  BIOGRAPHICAL
INFORMATION  ON THE  COMPANY'S  DIRECTORS AND  EXECUTIVE  OFFICERS,  INFORMATION
CONCERNING EXECUTIVE COMPENSATION, AND INFORMATION ON AUDIT SERVICES AND FEES OF
PRICEWATERHOUSECOOPERS  LLP.  STOCKHOLDERS  SHOULD REFER TO THE COMPANY'S  PROXY
STATEMENT IN ORDER TO REVIEW THIS DISCLOSURE.

      See Schedule II for information  regarding  persons who  beneficially  own more than 5% of the Shares and the ownership of the Shares by the  management of the Company.

      The information  concerning the Company  contained in this Proxy Statement and the  Schedules  attached  hereto  has been  taken  from,  or is based  upon, publicly available information.

                                         NEWCASTLE PARTNERS, L.P.

                                         May __, 2007

                                       15

                                   SCHEDULE I

          TRANSACTIONS IN THE SECURITIES OF TRICO MARINE SERVICES, INC.

     Shares of Common                 Price                     Date of
 Stock Purchased / (Sold)         Per Share ($)             Purchase / Sale
 ------------------------         -------------             ---------------

                            NEWCASTLE PARTNERS, L.P.

           1,000                      37.62                     3/23/07
          35,000                      40.49                     4/12/07
         (26,000)                     38.90                     4/30/07

                                   SHONEY KATZ

            100                       36.67                     3/14/07

                                       16

                                   SCHEDULE II

                     THE FOLLOWING IS REPRINTED FROM TRICO'S
              PROXY STATEMENT FILED WITH THE SEC ON APRIL 30, 2007

                              SECURITIES OWNERSHIP
                              --------------------

SECURITIES OWNERSHIP OF MANAGEMENT

      The following table is based on reports filed with the SEC and sets forth, as of April 20, 2007, the beneficial ownership of common stock of our directors, each  of our  executive  officers  named  in the  "Summary  Compensation  Table"
appearing on page 25 of this Proxy  Statement,  and all  directors and executive officers as a group, as determined in accordance with SEC rules.

                                            Amount and
                                            nature of
                                            beneficial
Name of Beneficial Owner                    ownership(1)        Percent of Class
------------------------------------ -------------------------- ----------------
Joseph S. Compofelice                   60,420(2)(10)                  *
Trevor Turbidy                         202,320(3)(6)(9)(11)(10)        1%
Richard A. Bachmann                      9,702                         *
Kenneth M. Burke                         7,702                         *
Edward C. Hutcheson, Jr.                 5,382                         *
Myles W. Scoggins                        9,702                         *
Per Staehr                               4,702                         *
Geoff Jones                             33,533(3)(6)(9)(11)            *
Larry Francois                          14,600(7)(11)                  *
Robert V. O'Connor                      13,800(8)(11)                  *
D. Michael Wallace                      25,367(5)(6)(9)(11)            *
Rishi A. Varma                          18,168(4)(6)(9)(11)            *
All directors and executive officers
as a group (12 persons)                405,398                         3%

------------------
* Less than one percent.

(1)   Unless otherwise  indicated,  the securities are held with sole voting and investment power.
(2)   Mr.  Compofelice shares investment power over 1,000 shares of common stock with a minors trust. Mr. Compofelice  disclaims  beneficial ownership with respect to these 1,000 shares.
(3)   Includes the following number of shares subject to restrictions that lapse in annual 25%  increments,  which began on September 1, 2006: Mr. Turbidy,
      30,000 and Mr. Jones, 11,250.
(4)   Includes  3,334 shares  subject to  restrictions  that lapse in annual 33%
      increments, which began on May 2, 2006.
(5)   Includes 5,000 shares subject to  restrictions  that lapse on September 1,
      2007.
(6)   Includes the following number of shares subject to restrictions that lapse
      100% on March 13, 2009: Mr. Turbidy,  18,000; Mr. Jones, 7,000; Mr. Varma,
      6,100; and Mr. Wallace, 3,500.
(7)   Includes 9,000 shares subject to restrictions  that lapse 100% on June 29,
      2009.

                                       17

(8)   Includes 10,000 shares subject to restrictions  that lapse 100% on July 5,
      2009.
(9)   Includes  the  following  number of shares  subject  to  options  that are exercisable:  Mr. Turbidy,  85,500; Mr. Jones, 7,333; Mr. Varma, 2,033 and
      Mr. Wallace, 5,167.
(10)  Includes  the  following  number of shares  subject to  warrants  that are exercisable: Mr. Turbidy, 1,620; and Mr. Compofelice, 134.
(11)  Includes the following number of shares subject to restrictions that lapse
      100% on March 21, 2010: Mr. Turbidy,  9,200; Mr. Jones,  6,700; Mr. Varma,
      6,700; Mr. Wallace, 6,700; Mr. O'Connor, 3,800; and Mr. Francois, 5,600.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The  following  table is based  solely on  reports  filed with the SEC and indicates the beneficial ownership, as of April 20, 2007, of our common stock by each  person  known by us to  beneficially  own more than 5% of our  outstanding common stock as determined in accordance with SEC rules.

                                               Amount and
                                               nature of
                                               beneficial
Name and Address of Beneficial Owner           ownership        Percent of Class
-----------------------------------------    ----------------   ----------------
Kistefos AS                                    3,000,000(1)          20.2%
Christen Sveaas                                       (1)             *

Dimensional Fund Advisors LP                   1,197,111(2)           8.1%

Steven A. Cohen                                  884,064(3)           5.9%
S.A.C. Capital Advisors, LLC                          (3)             *
S.A.C. Capital Management, LLC                        (3)             *
Sigma Capital Management, LLC                         (3)             *

American International Group, Inc.               775,696(4)           5.2%
AIG Global Asset Management Holding Corp.             (4)             *
AIG Global Investment Corp.                           (4)             *

Barclay's Global Investors, NA                   803,978(5)           5.4%
Barclay's Global Fund Advisors                   191,023(5)           1.3%
Barclay's Global Investors, Ltd.                      (5)             *
Barclay's Global Investors Japan Trust
and Banking Company Limited                           (5)             *
Barclay's Global Investors Japan Limited              (5)             *

----------------
(1)   As of March 5, 2007, based on an amendment to a Schedule 13D filed jointly by Kistefos AS and Christian Sveaas. As the sole direct and indirect owner of Kistefos AS, Mr. Sveaas is the beneficial  owner of 3,000,000 shares of our common stock.  Christen Sveaas has shared voting and dispositive power with  Kistefos AS with respect to the shares it owns due to his  ownership control of Kistefos AS. The address of the  principal  business  office of each of Kistefos AS and Mr. Sveaas is Stranden 1, N-0250 Oslo, Norway.
(2)   As of December 31, 2006, based on a Schedule 13G filed by Dimensional Fund
      Advisors LP ("Dimensional").  Dimensional  furnishes  investment advice to four investment  companies (the "Funds")  registered  under the Investment

                                       18

      Company Act of 1940,  and serves as  investment  manager to certain  other commingled group trusts and separate  accounts.  In its role as investment advisor or manager,  Dimensional  possesses investment and/or voting power over the  securities  described  in this  schedule  that are  owned by the
      Funds. The address of the principal business office of Dimensional is 1299
      Ocean Avenue, Santa Monica, CA 90401.
(3)   As of March 8,  2007,  based on a  Schedule  13G filed  jointly  by S.A.C.
      Capital  Advisors,  LLC,  S.A.C.  Capital  Management,  LLC, Sigma Capital
      Management,  LLC ("Sigma") and Mr. Cohen.  According to such Schedule 13G,
      Mr.  Cohen has shared  power to vote and to dispose or direct the vote and disposition  of 884,064  shares,  including  69,064  shares  issuable upon conversion of $3 million  aggregate  principal  amount of the Company's 3%
      Senior  Convertible  Debentures  due 2027 held by SAC Arbitrage  Fund, LLC
      (the  "Debentures").  Of such shares,  S.A.C.  Capital  Advisors,  LLC and
      S.A.C.  Capital Management,  LLC each reported shared power to vote and to dispose or direct the vote and  disposition of 319,064  shares  (including the 69,064 shares issuable upon conversion of the  Debentures),  and Sigma reported  shared  power  to vote and to  dispose  or  direct  the vote and disposition  of 565,000  shares.  The  address of the  principal  business office of each of Steven A. Cohen, S.A.C. Capital Advisors, LLC and S.A.C.
      Capital Management, LLC is 72 Cummings Point Road, Stamford, CT 06902. The
      address of the principal  business  office of Sigma is 540 Madison Avenue,
      New York, New York 10022.
(4)   As of December  31,  2006,  based on an  amendment to a Schedule 13G filed jointly by American  International  Group, Inc. ("AIG"),  AIG Global Asset
      Management  Holding  Corp.  ("AIGGAM")  and AIG  Global  Investment  Corp.
      ("AIGGIC").  AIG is the parent  holding  company of AIGGAM.  AIGGAM is the parent holding company of AIGGIC, an investment  advisor.  AIG, AIGGAM and
      AIGGIC  share  voting and  dispositive  power with  respect to the 775,696 shares.  The  address  of the  principal  business  office of each of AIG,
      AIGGAM and AIGGIC is 70 Pine Street, New York, New York 10270.
(5)   As of  December  31,  2006,  based on a  Schedule  13G  filed  jointly  by
      Barclay's Global  Investors,  NA ("Barclay's  NA"),  Barclay's Global Fund
      Advisors  ("Barclay's   Advisors"),   Barclay's  Global  Investors,   Ltd.
      ("Barclay's  Ltd."),  Barclay's  Global  Investors Japan Trust and Banking
      Company Limited  ("Barclay's  Japan Trust") and Barclay's Global Investors
      Japan Limited ("Barclay's Japan Limited").  According to the Schedule 13G,
      the group making the joint filing has the sole power to vote or direct the vote of  905,668  shares  and the sole  power to  dispose  or  direct  the disposition of 995,001 shares. Of such shares, Barclay's NA has sole power to vote or direct the vote of 714,665 shares and the sole power to dispose or direct the  disposition of 803,978  shares.  Of such shares,  Barclay's
      Advisors reported sole power to vote and to dispose or direct the vote and disposition of 191,023 shares and Barclay's  Ltd.,  Barclay's  Japan Trust and Barclay's Japan Limited reported no power to vote or dispose or direct the vote and disposition of any such shares.  The address of the principal business  office of each of Barclay's NA,  Barclay's  Advisors,  Barclay's
      Ltd.,  Barclay's  Japan Trust and  Barclay's  Japan  Limited is 45 Fremont
      Street, San Francisco, CA 94105.

                                       19

                             YOUR VOTE IS IMPORTANT

      Tell your Board what you think!  No matter how many Shares you own, please give  Newcastle  Partners  your proxy FOR the election of its Nominees by taking three steps:

         o  SIGN the enclosed BLUE Proxy Card;

         o  DATE the enclosed BLUE Proxy Card; and

         o  MAIL the enclosed BLUE Proxy Card today in the envelope provided (no postage is required if mailed in the United States).

      IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK
NOMINEE OF OTHER INSTITUTION, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT
OF YOUR SPECIFIC INSTRUCTIONS.  Depending upon your broker or custodian, you may be able to vote either by toll-free  telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed BLUE voting form.

   PLEASE CALL ________ IF YOU NEED ASSISTANCE IN VOTING YOUR BLUE PROXY CARD.

                    [Contact Information of Proxy Solicitor]

                                       20

                     PRELIMINARY COPY SUBJECT TO COMPLETION
                                DATED MAY 1, 2007

BLUE PROXY

                           TRICO MARINE SERVICES, INC.

                       2007 ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF NEWCASTLE PARTNERS, L.P.

              THE BOARD OF DIRECTORS OF TRICO MARINE SERVICES, INC.
                          IS NOT SOLICITING THIS PROXY

                                    P R O X Y

      The undersigned appoints Steven J. Pully and Evan Stone, and each of them, attorneys  and  agents  with full  power of  substitution  to vote all shares of
common  stock  of  Trico  Marine  Services,   Inc.  (the  "Company")  which  the
undersigned  would be entitled to vote if personally  present at the 2007 Annual
Meeting of Stockholders of the Company scheduled to be held on Tuesday, June 12,
2007 at Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Conference
Center 26C,  Houston,  Texas,  at 9:00 am,  local  time,  and  including  at any adjournments or postponements  thereof and at any meeting called in lieu thereof
(the "Annual Meeting").

      The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the  undersigned,  and hereby  ratifies and confirms all action the herein named attorneys and proxies,  their  substitutes,  or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes  with respect to any other  matters as may properly  come before the
Annual  Meeting  that  are  unknown  to  Newcastle  Partners,  L.P.  ("Newcastle
Partners") a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE,  THIS
PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

      This  Proxy  will be valid  until  the  sooner  of one year  from the date indicated on the reverse side and the completion of the Annual Meeting.

         IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                       21

[X] PLEASE MARK VOTE AS IN THIS EXAMPLE

   NEWCASTLE PARTNERS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL
                         NO. 1 AND "FOR" PROPOSAL NO. 2

1.    APPROVAL OF NEWCASTLE PARTNERS' PROPOSAL TO ELECT DIRECTORS:

                                                    WITHHOLD        FOR ALL
                                                  AUTHORITY TO       EXCEPT
                                     FOR ALL      VOTE FOR ALL     NOMINEE(S)
                                     NOMINEES       NOMINEES     WRITTEN BELOW
      Nominees: Steven J. Pully        [ ]            [ ]             [ ]
                Shoney Katz                                      _______________
                Evan Stone

2.    APPROVAL  OF  THE  COMPANY'S   PROPOSAL  TO  RATIFY  THE   APPOINTMENT  OF
      PRICEWATERHOUSECOOPERS,   LLP,  CERTIFIED  PUBLIC   ACCOUNTANTS,   AS  THE
      COMPANY'S  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING FIRM FOR THE FISCAL
      YEAR ENDING DECEMBER 31, 2007:

      FOR              AGAINST         ABSTAIN
      [ ]                [ ]             [ ]

DATED:
       -----------------------------

------------------------------------
(Signature)

------------------------------------
(Signature, if held jointly)

------------------------------------
(Title)

WHEN  SHARES  ARE HELD  JOINTLY,  JOINT  OWNERS  SHOULD  EACH  SIGN.  EXECUTORS,
ADMINISTRATORS,  TRUSTEES,  ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.
PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

                                       22